NSAR ITEM 77O

                        VKAC Insured Tax Free Income Fund
                               10f-3 Transactions


  Underwriting #                Underwriting                   Purchased From         Amount of shares          % of       Date of
                                                                                         Purchased          Underwriting   Purchase


         1                     PR Highway 5.0%                 Merrill Lynch            10,000,000          0.880%       02/19/98
         2                   Dallas Sport Arena                    Lehman                5,000,000          4.770%       06/24/98
         3                   Ill. Dev. Fin. Auth               First Chicago             5,000,000          9.780%       07/28/98
         4                     Chicago Midway                    JP Morgan               9,950,000          2.470%       08/20/98

         5                   Sacramento Cogener                 Bear Stearns             5,000,000          5.790%       08/20/98



                                  NSAR ITEM 77O

                         VKAC Tax Free High Income Fund
                               10f-3 Transactions


  Underwriting #                Underwriting             Purchased From         Amount of shares      % of            Date of
                                                                                   Purchased       Underwriting      Purchase


         1                     PR Highway 5.0%           Merrill Lynch             10,000,000         0.880%          02/19/98
         2                      New York City             Smith Barney              3,000,000         0.290%          02/14/98
         3                    Emp.St.Dev.Corp.            PaineWebber              10,000,000         5.090%          02/26/98
         4                   PR El. Power 5.00%           Bear Stearns              9,000,000         0.710%          03/27/98
         5                    Long Island Power           Bear Stearns             29,485,000         0.871%          05/13/98


                                  NSAR ITEM 770

                       VK California Insured Tax Free Fund
                               10f-3 Transactions


Underwriting #        Underwriting               Purchased From        Amount of Shares        % of            Date of
                                                                          Purchased         Underwriting       Purchase


1                     Sacramento Cogener         Bear Stearns          1,000,000             1.160%            08/20/98
2                     Sacramento Airport         Paine Webber          1,000,000             1.100%            08/21/98


Other Firms Participating in Underwriting:

Underwriting for #1
-------------------
Bear, Stearns & Co., Inc.
Goldman, Sachs & Co.
Artemis Capital Group, Inc.
J.P. Morgan Securities Inc.
Lehman Brothers
Morgan Stanley Dean Witter

Underwriting for #2
-------------------
PaineWebber Incorporated
Artemis Capital Group, Inc.
Goldman, Sachs & Co.
BancAmerica Robertson Stephens
Merrill Lynch & Co.
J.P. Morgan Securities Inc.
Lehman Brothers
Prudential Securities Incorporated
Morgan Stanley Dean Witter

                                  NSAR ITEM 77O

                           VKAC Municipal Income Fund
                               10f-3 Transactions


  Underwriting #                Underwriting             Purchased From         Amount of shares         % of            Date of
                                                                                   Purchased          Underwriting      Purchase


         1                    NY Dorm Authority           Bear Stearns              17,815,000             2.340%       02/17/98
         2                    PR Highway 4.75%           Merrill Lynch              30,000,000             2.640%       02/19/98
         3                     PR Highway 5.0%           Merrill Lynch              10,000,000             0.880%       02/19/98
         4                    Emp.St.Dev.Corp.            PaineWebber                5,000,000             2.550%       02/26/98
         5                  PR El. Power 5.00%            Bear Stearns               1,000,000             0.790%       03/27/98
         6                    Long Island Power           Bear Stearns              12,500,000             0.369%       05/13/98
         7                    Ohio St. Turnpike           Paine Webber               3,000,000             2.350%       09/04/98


                                  NSAR ITEM 77O

                  VKAC Intermediate Term Municipal Income Fund
                               10f-3 Transactions



  Underwriting #          Underwriting           Purchased From         Amount of shares          % of            Date of
                                                                           Purchased          Underwriting        Purchase


         1                NY Dorm Authority        Bear Stearns             500,000              0.065%           02/17/98


                                  NSAR ITEM 770

                     VK Florida Insured Tax Free Income Fund
                               10f-3 Transactions



      Underwriting #        Underwriting        Purchased From        Amount of shares      % of Underwriting      Date of Purchase
                                                                          Purchased


             1             Reedy Creel Fl        Merrill Lynch            1,500,000              1.670%                 09/11/98


Other Firms Participating in Underwriting:


Underwriting for #1
-------------------
Merrill Lynch & Co.
Morgan Stanley Dean Witter
First Chicago Capital Markets, Inc.
Melvin Securities
Loop Capital Markets

                                  NSAR ITEM 77O

                       VKAC New York Tax Free Income Fund
                               10f-3 Transactions


  Underwriting #                Underwriting                   Purchased From         Amount of shares      % of         Date of
                                                                                         Purchased       Underwriting    Purchase


         1                    NY Dorm Authority                 Bear Stearns              2,500,000           0.330%     02/17/98
         2                 Dorm Auth NY Interfait                  Lehman                 3,000,000           2.040%     02/17/98
         3                      New York City                   Smith Barney              1,000,000           0.100%     02/14/98
         4                  Emp.St.Dev.Corp.5.25               Merrill Lynch              1,000,000           0.490%     02/26/98
         5                    Long Island Power                 Bear Stearns              2,000,000           0.059%     05/13/98
         6                    Metro Trans. Auth                Merrill Lynch                500,000           0.200%     05/16/98
         7                    Metro Trans. Auth                Merrill Lynch                500,000           0.200%     06/16/98
